PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Quarter Ended June 30, 2013

NEW YORK, NY -- (Marketwired - August 08, 2013) - PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) announced today financial results for its third fiscal quarter ended June 30, 2013.

HIGHLIGHTS
Quarter ended June 30, 2013
($in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                                            $   250.5
  Net assets                                                      $   144.1
  Net asset value per share                                       $   13.98
  Credit Facility (cost $85.6)                                    $    85.6

Yield on debt investments at quarter-end                                8.1%

Operating Results:
  Net investment income                                           $     3.2
  Net investment income per share                                 $    0.31
  Distributions declared per share                                $   0.263

Portfolio Activity:
  Purchases of investments                                        $   114.3
  Sales and repayments of investments                             $    46.4

  Number of new portfolio companies invested                             26
  Number of existing portfolio companies invested                         5
  Number of portfolio companies at quarter-end                           78

CONFERENCE CALL AT 10:00 A.M. ET ON AUGUST 9, 2013

PennantPark Floating Rate Capital Ltd. ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Friday, August 9, 2013 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 378-0320 approximately 5-10 minutes prior to the call. International callers should dial (719) 457-2083. All callers should reference PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through August 23, 2013 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #8870172.

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2013, our portfolio totaled $250.5 million and consisted of $228.5 million of senior secured loans, $13.2 million of second lien secured debt and $8.8 million of subordinated debt, preferred and common equity investments. Our debt portfolio consisted of 91% variable-rate investments (including 88% with a London Interbank Offered Rate, or LIBOR, or prime floor) and 9% fixed-rate investments. Overall, the portfolio had unrealized depreciation of $3.0 million. Our overall portfolio consisted of 78 companies with an average investment size of $3.2 million, had a weighted average yield on debt investments of 8.1%, and was invested 91% in senior secured loans, 5% in second lien secured debt and 4% in subordinated debt, preferred and common equity investments.

As of September 30, 2012, our portfolio totaled $171.8 million and consisted of $150.2 million of senior secured loans, $12.0 million of second lien secured debt and $9.6 million of subordinated debt, preferred and common equity investments. Our debt portfolio consisted of 85% variable-rate investments (including 81% with a LIBOR or prime floor) and 15% fixed-rate investments. Overall, the portfolio had net unrealized appreciation of $0.3 million. Our overall portfolio consisted of 61 companies with an average investment size of $2.8 million, had a weighted average yield on debt investments of 8.6%, and was invested 87% in senior secured loans, 7% in second lien secured debt and 6% in subordinated debt, preferred and common equity investments.

For the three months ended June 30, 2013, we invested $114.3 million in 26 new and five existing portfolio companies with a weighted average yield on debt investments of 7.5%. Sales and repayments of investments for the three months ended June 30, 2013 totaled $46.4 million. For the nine months ended June 30, 2013, we invested $198.3 million in 54 new and 11 existing portfolio companies with a weighted average yield on debt investments of 8.0%. Sales and repayments of investments for the nine months ended June 30, 2013 totaled $120.7 million.

For the three months ended June 30, 2012, we invested $27.7 million in 11 new and two existing portfolio companies with a weighted average yield on debt investments of 9.3%. Sales and repayments of investments for the three months ended June 30, 2012 totaled $15.4 million. For the nine months ended June 30, 2012, we invested $99.9 million in 36 new and four existing portfolio companies with a weighted average yield on debt investments of 9.2%. Sales and repayments of investments for the nine months ended June 30, 2012 totaled $57.0 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and nine months ended June 30, 2013 and 2012.

Investment Income

Investment income for the three and nine months ended June 30, 2013 was $4.7 million and $12.8 million, respectively, and was attributable to $3.9 million and $10.8 million from senior secured loans, $0.5 million and $1.0 million from second lien secured debt investments and $0.3 million and $1.0 million from subordinated debt investments, respectively. This compares to investment income for the three and nine months ended June 30, 2012, which was $3.2 million and $8.6 million, respectively, and was attributable to $2.7 million and $7.0 million from senior secured loans, $0.2 million and $0.8 million from second lien secured debt investments and $0.3 million and $0.5 million from subordinated debt investments, respectively. The increase in investment income compared with the same periods in the prior year is primarily the result of deploying our proceeds from our March 2013 equity offering.

Expenses

Expenses for the three and nine months ended June 30, 2013 totaled $1.5 million and $5.8 million, respectively. Base management fee for the same periods totaled $0.5 million and $1.5 million, incentive fee totaled less than $0.1 million and $1.0 million, our senior secured revolving credit facility, or the Credit Facility, expenses totaled $0.4 million and $1.8 million (including $0.5 million of Credit Facility amendment expenses), general and administrative expenses totaled $0.5 million and $1.4 million and excise taxes were $0.1 million, respectively. This compares to expenses for the three and nine months ended June 30, 2012, which totaled $1.4 million and $3.8 million, respectively. Base management fee for the same periods in the prior year totaled $0.4 million and $1.1 million, incentive fee totaled $(0.1) million and $0.1 million, Credit Facility expenses totaled $0.7 million and $1.3 million (including $0.3 million of non-recurring expenses) and general and administrative expenses totaled $0.4 million and $1.4 million, respectively. The increase in management fee, incentive fee and Credit Facility expenses was due to the growth of our portfolio and expanding our borrowing capacity under our Credit Facility.

Net Investment Income

Net investment income totaled $3.2 million and $7.0 million, or $0.31 and $0.86 per share, for the three and nine months ended June 30, 2013, respectively. Net investment income totaled $1.8 million and $4.8 million, or $0.27 and $0.70 per share, for the three and nine months ended June 30, 2012, respectively. The increase in net investment income was due to a larger portfolio and higher yielding assets offset by higher Credit Facility expenses and management and incentive fees.

Net Realized Gains or Losses

Sales and repayments of investments for the three and nine months ended June 30, 2013 totaled $46.4 million and $120.7 million and realized gains totaled $1.7 million and $3.2 million, respectively. Sales and repayments of investments for the three and nine months ended June 30, 2012 totaled $15.4 million and $57.0 million and realized gains totaled $0.2 million and $0.6 million, respectively. The increase in realized gains was driven by a higher volume of sales and early repayments than the comparable periods in the prior year.

Unrealized Appreciation or Depreciation on Investments and Credit Facility

For the three and nine months ended June 30, 2013, we reported unrealized depreciation on investments of $3.3 million and $3.2 million, respectively. For the three and nine months ended June 30, 2012, we reported unrealized (depreciation) appreciation on investments of $(1.7) million and $2.4 million, respectively. As of June 30, 2013 and September 30, 2012, net unrealized (depreciation) appreciation on investments totaled $(3.0) million and $0.3 million, respectively. The decrease in unrealized appreciation for current periods compared to prior periods was the result of the reversal of unrealized gains upon exiting our investments and changes in market values.

For the three and nine months ended June 30, 2013, our long-term Credit Facility had a change in unrealized appreciation of zero and $0.4 million, respectively. For the three and nine months ended June 30, 2012, our long-term Credit Facility had a change in unrealized depreciation of less than $0.1 million and $0.3 million, respectively. As of June 30, 2013 and September 30, 2012, net unrealized depreciation on our long-term Credit Facility totaled zero and $0.4 million, respectively. The change in unrealized appreciation for current periods compared to prior periods was the result of changes in the leveraged credit markets.

Net Increase in Net Assets Resulting from Operations

Net increase in net assets resulting from operations totaled $1.6 million and $6.5 million, or $0.15 and $0.81 per share, respectively, for the three and nine months ended June 30, 2013. This compares to a net increase in net assets resulting from operations which totaled $0.4 million and $8.0 million, or $0.06 and $1.17 per share, respectively, for the three and nine months ended June 30, 2012. The decrease in net assets resulting from operations compared to last year was due to changes in the market values of our investments.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived from public offerings, our Credit Facility, cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our Credit Facility, the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

In March 2013, we completed a follow-on public offering, including the underwriters' exercise of the overallotment option, of 3,450,000 shares of common stock at a public offering price of $14.00 per share for gross proceeds of $48.3 million and net proceeds of $47.9 million after offering expenses. Our Investment Adviser paid the entire sales load of $1.4 million in connection with this offering.

Funding I's Credit Facility with SunTrust Bank, or the Lender, is $125 million, subject to satisfaction of certain conditions and the regulatory restrictions that the Investment Company Act of 1940 imposes on us as a business development company, has an interest rate spread above LIBOR of 200 basis points, a maturity date of May 2018 and a revolving period to May 2016. As of June 30, 2013 and September 30, 2012, Funding I had $85.6 million and $75.5 million of outstanding borrowings under the Credit Facility, respectively, and carried an interest rate of 2.20% and 2.47%, respectively, excluding the 0.375% undrawn commitment fee.

Our operating activities used cash of $47.1 million for the nine months ended June 30, 2013, and our financing activities provided cash of $50.2 million for the same period. Our operating activities used cash primarily for our investment activity that was offset by our financing activities, which provided cash primarily from a public offering and net repayments under the Credit Facility.

Our operating activities used cash of $28.9 million for the nine months ended June 30, 2012, and our financing activities provided cash of $25.2 million for the same period. Our operating activities used cash primarily for our investment activity that was financed by net draws under the Credit Facility.

DISTRIBUTIONS

During the three and nine months ended June 30, 2013, we declared to stockholders distributions of $0.263 and $0.765 per share, for total distributions of $2.7 million and $6.1 million, respectively. We monitor available net investment income to determine if a tax return of capital may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, a portion of those distributions may be deemed to be a tax return of capital to our common stockholders. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

RECENT DEVELOPMENTS

In connection with our July 16, 2013 public offering, we issued approximately 4.6 million shares (including underwriters' overallotment option) of common stock at a public offering price of $14.20 per share, raising approximately $65.2 million in gross proceeds.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on its website at www.pennantpark.com.

           PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARY
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                                              September 30,
                                               June 30, 2013       2012
                                                (unaudited)
                                               -------------  -------------
Assets
Investments at fair value
  Non-controlled, non-affiliated investments,
   at fair value (cost - $253,491,463 and
   $171,578,009, respectively)                 $ 250,514,412  $ 171,834,400
Cash equivalents                                   6,936,175      3,845,803
Interest receivable                                1,167,081      1,388,867
Receivable for investments sold                    4,234,177        986,278
Prepaid expenses and other assets                    397,108        311,313
                                               -------------  -------------
    Total assets                                 263,248,953    178,366,661
                                               -------------  -------------
Liabilities
Distributions payable                                901,661        548,053
Payable for investments purchased                 30,515,000      3,357,500
Credit Facility payable (cost - $85,600,000
 and $75,500,000, respectively)                   85,600,000     75,122,500
Interest payable on Credit Facility                  150,135        161,550
Management fee payable                               548,779        424,747
Performance-based incentive fee payable              658,545        506,314
Accrued other expenses                               781,707        447,120
Accrued sales load charges                                 -      2,055,000
                                               -------------  -------------
    Total liabilities                            119,155,827     82,622,784
                                               -------------  -------------
Net Assets
Common stock, 10,304,692 and 6,850,667 shares
 issued and outstanding, respectively. Par
 value $0.001 per share and 100,000,000 shares
 authorized.                                          10,305          6,851
Paid-in capital in excess of par value           143,146,743     95,192,222
Distributions in excess of net investment
 income                                             (517,645)    (1,313,000)
Accumulated net realized gain on investments       4,430,774      1,223,913
Net unrealized (depreciation) appreciation on
 investments                                      (2,977,051)       256,391
Net unrealized depreciation on Credit Facility             -        377,500
                                               -------------  -------------
    Total net assets                           $ 144,093,126  $  95,743,877
                                               -------------  -------------
    Total liabilities and net assets           $ 263,248,953  $ 178,366,661
                                               -------------  -------------
Net asset value per share                      $       13.98  $       13.98
                                               =============  =============

            PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (Unaudited)

                             Three Months Ended        Nine Months Ended
                                  June 30,                  June 30,
                          ------------------------  ------------------------
                              2013         2012         2013         2012
                          -----------  -----------  -----------  -----------
Investment income:
From non-controlled, non-
 affiliated investments:
    Interest              $ 4,192,816  $ 3,120,180  $11,807,059  $ 8,387,545
    Other income              477,487       80,522      965,794      223,915
                          -----------  -----------  -----------  -----------
    Total investment
     income                 4,670,303    3,200,702   12,772,853    8,611,460
                          -----------  -----------  -----------  -----------
Expenses:
    Base management fee       548,779      383,673    1,464,403    1,069,870
    Performance-based
     incentive fee             37,709     (117,536)   1,017,929       58,204
    Interest and expenses
     on the Credit
     Facility                 375,640      409,732    1,342,103    1,031,208
    Administrative
     services expenses        144,052      147,097      452,876      435,056
    Other general and
     administrative
     expenses                 317,192      254,743      956,400      974,330
                          -----------  -----------  -----------  -----------
    Expenses before
     excise tax expense
     and amendment costs    1,423,372    1,077,709    5,233,711    3,568,668
    Excise tax                 29,355            -       96,768            -
    Credit Facility
     amendment costs                -      276,500      500,000      276,500
                          -----------  -----------  -----------  -----------
    Total expenses          1,452,727    1,354,209    5,830,479    3,845,168
                          -----------  -----------  -----------  -----------
    Net investment income   3,217,576    1,846,493    6,942,374    4,766,292
                          -----------  -----------  -----------  -----------
Realized and unrealized
 (loss) gain on
 investments and Credit
 Facility:
Net realized gain on non-
 controlled, non-
 affiliated investments     1,659,391      217,718    3,206,861      623,605
Net change in unrealized
 (depreciation)
 appreciation on:
    Non-controlled, non-
     affiliated
     investments           (3,309,840)  (1,709,804)  (3,233,442)   2,355,750
    Credit Facility
     (appreciation)
     depreciation                   -       33,000     (377,500)     272,000
                          -----------  -----------  -----------  -----------
    Net change in
     unrealized
     (depreciation)
     appreciation on
     investments and
     Credit Facility       (3,309,840)  (1,676,804)  (3,610,942)   2,627,750
                          -----------  -----------  -----------  -----------
Net realized and
 unrealized (loss) gain
 from investments and
 Credit Facility           (1,650,449)  (1,459,086)    (404,081)   3,251,355
                          -----------  -----------  -----------  -----------
Net increase in net
 assets resulting from
 operations               $ 1,567,127  $   387,407  $ 6,538,293  $ 8,017,647
                          ===========  ===========  ===========  ===========
Net increase in net
 assets resulting from
 operations per common
 share                    $      0.15  $      0.06  $      0.81  $      1.17
                          -----------  -----------  -----------  -----------
Net investment income per
 common share             $      0.31  $      0.27  $      0.86  $      0.70
                          -----------  -----------  -----------  -----------

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
Reception: (212) 905-1000
www.pennantpark.com